Exhibit 10.3

ASSIGNMENT AND ACCEPTANCE

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment Agreement”) is entered into as of the 19th day of June, 2015 by and between KEYBANK NATIONAL ASSOCIATION (“Assignor”) and NEWBRIDGE BANK (“Assignee”).

PRELIMINARY STATEMENTS

This Assignment and Acceptance Agreement is being executed and delivered in accordance with Section 11.1 of that certain Fifth Amended and Restated Credit Agreement dated as of May 1, 2015 by and among Gladstone Business Loan, LLC, Gladstone Management Corporation, as Servicer, the Lenders and Managing Agents parties thereto from time to time and KeyBank National Association, as Administrative Agent (as amended, modified or restated from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit Agreement.

Assignor is selling and assigning to Assignee an undivided 11.1111% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Credit Agreement and the Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Assignor’s Advances outstanding as set forth herein.

AGREEMENT

The parties hereto hereby agree as follows:

The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) on June 19, 2015 or such later date as a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Administrative Agent, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Lender and Managing Agent party to the Credit Agreement for all purposes thereof as if Assignee were an original party thereto in such capacities, and Assignee agrees to be bound by all of the terms and provisions contained therein.

If Assignor has no Advances outstanding under the Credit Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Credit Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 2.1 of the Credit Agreement.

ASSIGNMENT AND ACCEPTANCE

If Assignor has any Advances outstanding under the Credit Agreement, at or before 1:00 p.m., local time of Assignor, on the Effective Date, Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of Assignor’s Advances outstanding (such amount, being hereinafter referred to as the “Assignee’s Principal”); (ii) all accrued but unpaid (whether or not then due) Interest attributable to Assignee’s transferred Principal; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s transferred Principal for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and Assignor’s Advances outstanding (if applicable) and all related rights and obligations under the Credit Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 2.1 of the Credit Agreement.

Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Credit Agreement.

Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Administrative Agent, the Managing Agents and the other Lenders as follows: (a) other than the representation and warranty that it has not created any Lien upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Credit Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Credit Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Servicer, the Originator, any Obligor or any Affiliate of the Borrower or the performance or observance by the Borrower, the Servicer, the Originator, any Obligor, or any Affiliate of the Borrower of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Credit Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Administrative Agent, any Managing Agent, any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) Assignee appoints and authorizes NewBridge Bank as its Managing Agent to take such action as a managing agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Managing Agents by the terms thereof, together with such powers as are reasonably incidental thereto; and (g) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement and the other Transaction Documents, are required to be performed by it as a Lender.

Each party hereto represents and warrants to and agrees with the applicable Managing Agent and the Administrative Agent that it is aware of and will comply with the provisions of the Credit Agreement, including, without limitation, Sections 2.1, 12.9 and 12.12 thereof.

Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of any Lender, it will not institute against, or join any other Person in instituting against, such Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Michael O’Hern
Title:	Senior Vice President

NEWBRIDGE BANK

By:	/s/ James Boccardo
Title:	Senior Vice President

Consented and Acknowledged:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

/s/ Michael O’Hern
Name: Michael O’Hern
Title: Senior Vice President

GLADSTONE BUSINESS LOAN, LLC

/s/ David Gladstone
Name: David Gladstone
Title: Chairman and CEO

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES

FOR NOTICES AND COMMITMENT AMOUNTS

Date: June 19, 2015

Transferred Percentage: 11.1111%

	A-1	A-2	B-1	B-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Advances (if any)	Ratable Share of Outstanding Advances
	$90,000,000	$80,000,000	$49,676,470.59	44.12%

		A-2	B-1	B-2
Assignee		Commitment (after giving effect to the Assignment Agreement)	Outstanding Advances (if any)	Ratable Share of Outstanding Advances
		$10,000,000	$6,623,529.41	5.88%

Address for Notices

300 N. Main Street, Suite 203

Greenville, SC 29601

Attention: James Boccardo

Phone: 704-804-6508

james.boccardo@newbridgebank.com

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

TO: KeyBank National Association, Assignor

TO: NewBridge Bank, Assignee

300 N. Main Street, Suite 203

Greenville, SC 29601

Attention: James Boccardo

Phone: 704-804-6508

james.boccardo@newbridgebank.com

The undersigned, as Administrative Agent under that certain Fifth Amended and Restated Credit Agreement dated as of May 1, 2015 by and among Gladstone Business Loan, LLC, Gladstone Management Corporation, as Servicer, the Lenders and Managing Agents parties thereto from time to time and KeyBank National Association, as Administrative Agent, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of June 19, 2015 between KeyBank National Association, as Assignor, and NewBridge Bank, as Assignee and approved by the Administrative Agent and the Borrower. Terms defined in such Assignment Agreement are used herein as therein defined.

1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be June 19, 2015.

2. Pursuant to such Assignment Agreement, the Assignee is required to pay $6,623,529.41 to Assignor at or before 1:00 p.m. (local time of Assignor) on the Effective Date in immediately available funds.

Very truly yours,

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Michael O’Hern

Title:	Senior Vice President

SCHEDULE II: ASSIGNMENT AND ACCEPTANCE